UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, the Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”) is engaged in discussions with various stakeholders, including parties holding substantial positions across the Company’s capital structure and representatives of the Opioid Master Disbursement Trust II (the “Trust”). As previously disclosed, the Company previously determined not to make interest payments that were due that date on its (i) 11.500% First Lien Senior Secured Notes due 2028 (the “2028 First Lien Notes”) and (ii) 10.000% Second Lien Senior Secured Notes due 2029 (the “2029 Second Lien Notes” and together with the 2028 First Lien Notes, the “Notes”). As previously disclosed, the failure to make the interest payments due on June 15, 2023 under each series of notes would constitute an event of default for such series if such failure continues unremedied for a period of 30 days.

As described below, on July 16, 2023, the Company and/or certain of its subsidiaries entered into certain forbearance agreements pursuant to which the applicable creditors party thereto have agreed to forbear from exercising any rights or remedies with respect to the events of default arising from the Company’s failure to make interest payments due on the Notes until August 15, 2023, unless the applicable forbearance agreement is earlier terminated in accordance with its terms. In addition, as described in Item 8.01, the Opioid Trust has agreed to extend the due date for the $200 million payment due to it until August 15, 2023.

On July 16, 2023, certain subsidiaries of the Company entered into forbearance agreements with the holders of (i) more than 75% in principal amount of the outstanding 2028 First Lien Notes (the “2028 First Lien Notes Forbearance Agreement”) and (ii) a majority in principal amount of the outstanding 2029 Second Lien Notes (the “2029 Second Lien Notes Forbearance Agreement”), pursuant to which such noteholders agreed to forbear from exercising any rights and remedies (including any right to accelerate any obligations thereunder) with respect to the events of default arising from such failure (and certain related events of default) until August 15, 2023 unless such forbearance agreements (which contain customary termination events) are earlier terminated in accordance with the terms thereof.

The occurrence of such events of default, unless cured promptly or unless the 2028 First Lien Notes and the 2029 Second Lien Notes are discharged, prepaid or repaid, would also constitute an event of default under the Company’s first lien senior secured term loan credit facility. Also on July 16, 2023, the Company and certain of its subsidiaries entered into a forbearance agreement (the “Credit Agreement Forbearance Agreement”) with the holders of more than 50% of the loans outstanding under such credit facility and Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents thereunder (collectively, the “Administrative Agent”), pursuant to which such lenders and the Administrative Agent agreed to forbear from exercising (and such lenders agreed to instruct the Administrative Agent and the applicable collateral agents) not to exercise any rights and remedies (including any right to accelerate any obligations thereunder) with respect to the event of default arising from such failure (and certain related events of default) until August 15, 2023, unless the Credit Agreement Forbearance Agreement (which contains customary termination events) is earlier terminated in accordance with the terms thereof.

The occurrence of the foregoing events of default, unless cured promptly or unless the 2028 First Lien Notes, the 2029 Second Lien Notes, and the first lien senior secured term loans are discharged, prepaid or repaid, would also constitute an event of default under the Company’s ABL Credit Agreement, dated as of June 16, 2022 (the “ABL Credit Agreement”), by and among ST US AR Finance LLC, the lenders party thereto, the L/C Issuers (as defined in the ABL Credit Agreement) party thereto and Barclays Bank plc, as administrative agent and collateral agent, because the Originators (as defined in the ABL Credit Agreement) and the Servicer (as defined in the ABL Credit Agreement) are guarantors under the first lien term loan credit agreement. Also on July 16, 2023, ST US AR Finance LLC entered into a forbearance agreement (the “ABL Forbearance Agreement”) with the Required Lenders (as defined in the ABL Credit Agreement) under such facility and with Barclays Bank plc, as administrative agent and collateral agent thereunder (the “ABL Agent”), pursuant to which such lenders and the ABL Agent agreed to forbear from exercising (and such lenders agreed to instruct the ABL Agent) not to exercise any rights or remedies (including any right to accelerate any obligations thereunder) with respect to any of the foregoing events of default (and certain related events of default) until August 15, 2023, unless the ABL Forbearance Agreement (which contains customary termination events) is earlier terminated in accordance with the terms thereof. Pursuant to the terms of the ABL Forbearance Agreement, the ABL Credit Agreement was amended so as to increase the applicable margin (which is determined by a pricing grid) by 1.00% and to cap availability under the ABL Credit Agreement (inclusive of the borrowing discussed below in Item 2.03) at $100.0 million. In connection with the ABL Forbearance Agreement, on July 16, 2023, certain of the Company’s subsidiaries entered into an Acknowledgment and Release (the “Acknowledgment and Release”), pursuant to which such subsidiaries waived, released and discharged, for themselves and on behalf of their subsidiaries and controlled affiliates, any and all claims against the ABL Agent, the lenders party to the ABL Credit Agreement and the other Released Parties (as defined in the Acknowledgment and Release) in connection with or related to the ABL Credit Agreement, the other Loan Documents (as defined in the ABL Credit Agreement), the Collateral (as defined in the ABL Credit Agreement) or the negotiation and execution of the ABL Forbearance Agreement.

The foregoing summary of the 2028 First Lien Notes Forbearance Agreement (Exhibit 10.1), the 2029 Second Lien Notes Forbearance Agreement (Exhibit 10.2), the Credit Agreement Forbearance Agreement (Exhibit 10.3), the ABL Forbearance Agreement and the Acknowledgment and Release (together in Exhibit 10.4) does not purport to be complete and is qualified in its entirety by reference to the 2028 First Lien Notes Forbearance Agreement, the 2029 Second Lien Notes Forbearance Agreement, the Credit Agreement Forbearance Agreement, the ABL Forbearance Agreement and the Acknowledgment and Release, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The Company continues to analyze its situation and engage with various stakeholders, including representatives of the Trust. The Board has not determined the ultimate path for the Company, including whether or not the Company will make a filing under the U.S. Bankruptcy Code or analogous foreign bankruptcy or insolvency laws.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2023, ST US AR Finance LLC borrowed $100.0 million under the ABL Credit Agreement in order to maximize cash on hand.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

As previously disclosed, in connection with the ongoing discussions, on June 15, 2023, the Company, certain subsidiaries of the Company and the Trust (collectively, the “Parties”) entered into Amendment No. 1 (the “Amendment”) to that certain Opioid Deferred Cash Payments Agreement, dated as of June 16, 2022, among the Parties (the “Opioid Deferred Cash Payments Agreement”), which extended to June 23, 2023, from June 16, 2023, the date on which a $200 million payment (the “Opioid Deferred Cash Payment”) was required to be made to the Trust. As previously disclosed, (i) on June 22, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from June 23, 2023 to June 30, 2023, (ii) on June 29, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from June 30, 2023 to July 7, 2023, (iii) on July 6, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from July 7, 2023 to July 14, 2023 and (iv) on July 14, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from July 14, 2023 to July 21, 2023.

On July 16, 2023, pursuant to the Amendment, the Trust provided written notice that it was further extending the due date of the Opioid Deferred Cash Payment from July 21, 2023 to August 15, 2023. The Company recognizes the important role of the Trust in helping to address the nation’s opioid crisis and fund addiction treatment and related efforts. Under the Opioid Deferred Cash Payments Agreement, which was originally entered into by the Parties upon the Company’s emergence from bankruptcy on June 16, 2022 (the “Effective Date”), the Company and certain of its subsidiaries agreed to make certain deferred payments to the Trust, including a $450 million payment that was paid on the Effective Date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Forbearance Agreement, dated as of July 16, 2023, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC and certain holders of the 2028 First Lien Notes.
10.2	Forbearance Agreement, dated as of July 16, 2023, among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC and certain holders of the 2029 Second Lien Notes.
10.3	Forbearance Agreement, dated as of July 16, 2023, among Mallinckrodt plc, Mallinckrodt International Finance S.A., Mallinckrodt CB LLC, certain lenders party thereto and Acquiom Agency Services LLC and Seaport Loan Products LLC, as co-administrative agents.
10.4	Forbearance Agreement, dated as of July 16, 2023, by and among ST US AR Finance LLC, Barclays Bank plc, as administrative agent and collateral agent, and the Lenders comprising the Required Lenders signatory thereto; Acknowledgment and Release, dated as of July 16, 2023, among MEH, Inc., Ino Therapeutics LLC, Mallinckrodt ARD LLC, Mallinckrodt APAP LLC, SpecGX LLC and Therakos, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report that are not strictly historical, including statements regarding the Board’s ongoing evaluation and consideration of alternatives and related actions and discussions, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in the Company’s business strategy and performance; the Company’s ability to access the capital markets now or in the future; the liquidity, results of operations and businesses of the Company and its subsidiaries; the effects of the Company’s determination to make or not to make certain payments due to certain of its creditors; the possibility that the Company and/or certain of its subsidiaries voluntarily initiate proceedings under Chapter 11 of the U.S. Bankruptcy Code or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on the Company’s liquidity, results of operations and business; governmental investigations and inquiries, regulatory actions and lawsuits; actions taken by third parties, including the Company’s creditors, the Trust and other stakeholders; court actions; the Company’s ability to achieve expected benefits from its prior restructuring activities; the Company’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the Company’s ability to generate sufficient cash to service indebtedness; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	July 17, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary